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Exhibit 4.2

DECLARATION OF TRUST, dated as of October 11, 2007, between Affiliated Managers Group, Inc., a Delaware corporation, as sponsor (the "Sponsor"), JK Administrative Services LLC, a Delaware limited liability company, as administrator (the "Initial Administrator"), LaSalle National Trust Delaware, a national banking association, as trustee (the "Delaware Trustee" and, together with such other trustees of the Trust as are appointed from time to time, the "Trustees"). The Sponsor, the Initial Administrator and the Trustees hereby agree as follows:

        1.     The trust created hereby shall be known as "AMG Capital Trust II" in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2.     The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $1. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing trust convertible preferred securities ("Convertible Preferred Securities"), representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in convertible debentures of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Convertible Preferred Securities, "Trust Securities"), representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional convertible debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

        3.     Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Convertible Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate.

        4.     The Sponsor and the Trustees hereby authorize and direct the Initial Administrator, as the agent of the Trust, (i) to prepare an offering memorandum (the "Offering Memorandum") in preliminary and final form in relation to the offering and sale of the Convertible Preferred Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); (ii) to file with the Private Offering, Resales and Trading through Automatic Linkages (PORTAL) Market ("PORTAL") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Convertible Preferred Securities to be listed on PORTAL; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Convertible Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Initial Administrator, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of, and execute and deliver on behalf of the Trust, a purchase agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the offer and sale of the Convertible Preferred Securities, satisfactory to each such party; and (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. In the event that any filing referred to in any of clauses (ii) and (iii) above is required by the rules and regulations of the applicable governmental agency, self-regulatory organization or other person or organization or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Trustees are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that no Trustee shall be required to join in any such filing or execute on behalf of the Trust any such document unless required by the any such law, rule or regulation and unless such Trustee has received an indemnity satisfactory to it.

        5.     This Declaration of Trust may be executed in one or more counterparts.

        6.     The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the Sponsor; provided, however, that such notice shall not be required if it is waived by Sponsor.

        7.     The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

        8.     LaSalle National Trust Delaware, in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Statutory Trust Act and to accept the contribution referenced in Section 2.

        9.     The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

        10.   The Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) the Initial Administrator, (iii) any affiliate of the Delaware Trustee or the Initial Administrator, (iv) any officers, directors, stockholders, members, partners, employees, representatives, custodians, nominees or agents of the Delaware Trustee or the Initial Administrator; and (v) any other agent appointed from time to time by the Trust (each of the persons in (i) through (v) in their respective individual capacities, being referred to as an "Indemnified Person") for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Indemnified Person) incurred without negligence or bad faith on the part of such Indemnified Person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the advancement of funds to cover the costs and expenses (including reasonable legal fees and expenses) of defending against or investigating any claim or liability in connection with the exercise or performance of any of the powers or duties of such Indemnified Person hereunder. The obligation to indemnify and advance as set forth in this Section 10 shall survive the resignation or removal of the Delaware Trustee or the Initial Administrator and the satisfaction and discharge of this Declaration of Trust.

        11.   This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

AFFILIATED MANAGERS GROUP, INC., as Sponsor
By:	/s/ JOHN KINGSTON, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary

LASALLE NATIONAL TRUST DELAWARE, as Delaware Trustee
By:	/s/ EVELYN CRUZ Name: Evelyn Cruz Title: Assistant Vice-President

JK ADMINISTRATIVE SERVICES LLC, as Initial Administrator
By:	/s/ JOHN KINGSTON, III Name: John Kingston, III Title: Member

EXHIBIT A

CERTIFICATE OF TRUST
OF
AMG CAPITAL TRUST II

        THIS Certificate of Trust of AMG Capital Trust II (the "Trust") is being duly executed and filed by the undersigned to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the "Act").

1.
Name. The name of the statutory trust formed hereby is AMG Capital Trust II.

2.
Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is LaSalle National Trust Delaware, 1201 North Orange Street, Suite 1000, Wilmington, DE 19801.

3.
Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

LASALLE NATIONAL TRUST DELAWARE, not in its individual capacity but solely as Delaware Trustee
By:	Name: Title:

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  Exhibit 4.2
EXHIBIT A CERTIFICATE OF TRUST OF AMG CAPITAL TRUST II